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As filed with the Securities and Exchange Commission on March 21, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0518430 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary
SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lucy Schlauch Stark
Holland & Hart LLP
555 Seventeenth St., Suite 3200
Denver, Colorado 80202
(303) 295-8000

          Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amounts to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common stock, par value $0.01 per share	13,385,949	$20.77	$278,026,160.73	$32,223.24

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock offered by this registration statement shall be deemed to cover such additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sales prices of shares of our common stock on the New York Stock Exchange on March 14, 2017.

PROSPECTUS

13,385,949 shares

SM ENERGY COMPANY

COMMON STOCK

        The selling stockholders to be named in a prospectus supplement may offer and sell up to 13,385,949 shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

        We are not selling any shares of our common stock in this offering, and as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus. All of the net proceeds from the sale of our common stock will go to the selling stockholders.

        This prospectus describes the general matter in which the shares of our common stock may be offered and sold by the selling stockholders. The specific manner in which shares of common stock may be offered and sold will be described in a prospectus supplement. Information about the selling stockholders, including the relationship between the selling stockholders and us, will also be included in the applicable prospectus supplement. The prospectus supplement or any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before investing.

        Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the trading symbol "SM." The last reported sale price of our common stock on March 20, 2017 was $21.58 per share.

        Investing in our common stock involves risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our common stock. See "Risk Factors" beginning on page 4 of this prospectus for information on certain risks related to the purchase of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2017.

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined under the Securities Act of 1933, as amended (the "Securities Act"). Under the shelf registration process, the selling stockholders may, from time to time, offer and sell in one or more offerings, the common stock described in this prospectus.

        This prospectus provides you with a general description of the common stock the selling stockholders may offer. Each time the selling stockholders sell offered common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include additional risk factors or other special considerations applicable to that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference herein and therein carefully before making your investment decision. You should also read the documents we have referred you to under "Where You Can Find More Information" herein for information about us, including our financial statements.

        Neither we nor the selling stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or common stock is sold on a later date.

        Unless the context otherwise indicates, the terms "SM Energy," "the Company," "we," "us" and "our" in this prospectus mean SM Energy Company, a Delaware corporation, and its subsidiaries.

SM ENERGY COMPANY

        We are an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids (also referred to as "oil," "gas," and "NGLs," respectively, throughout the document) in onshore North America. Our common stock trades on the New York Stock Exchange (the "NYSE") under the ticker symbol "SM."

        Our principal offices are located at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203, and our telephone number is (303) 861-8140.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, included in this prospectus that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements appear throughout this prospectus, and include statements about such matters as:

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  the amount and nature of future capital expenditures and the availability of liquidity and capital resources to fund capital expenditures;

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  our outlook on future oil, gas, and natural gas liquids ("NGL") prices, well costs, and service costs;

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  the drilling of wells and other exploration and development activities and plans, as well as possible acquisitions or divestitures;

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  the possible divestiture or farm-down of, or joint venture relating to, certain properties;

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  proved reserve estimates and the estimates of both future net revenues and the present value of future net revenues associated with those proved reserve estimates;

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  future oil, gas, and NGL production estimates;

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  cash flows, anticipated liquidity, and the future repayment of debt;

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  business strategies and other plans and objectives for future operations, including plans for expansion and growth of operations or to defer capital investment, and our outlook on our future financial condition or results of operations; and

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  other similar matters such as those discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (our "2016 Form 10-K").

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the Risk Factors section in Part I, Item 1A of our 2016 Form 10-K, and include such factors as:

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  the volatility of oil, gas, and NGL prices, and the effect it may have on our profitability, financial condition, cash flows, access to capital, and ability to grow production volumes and/or proved reserves;

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  weakness in economic conditions and uncertainty in financial markets;

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  our ability to replace reserves in order to sustain production;

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  our ability to raise the substantial amount of capital required to develop and/or replace our reserves;

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  our ability to compete against competitors that have greater financial, technical, and human resources;

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  our ability to attract and retain key personnel;

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  the imprecise estimations of our actual quantities and present value of proved oil, gas, and NGL reserves;

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  the uncertainty in evaluating recoverable reserves and estimating expected benefits or liabilities;

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  the possibility that exploration and development drilling may not result in commercially producible reserves;

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  our limited control over activities on outside-operated properties;

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  our reliance on the skill and expertise of third-party service providers on our operated properties;

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  the possibility that title to properties in which we have an interest may be defective;

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  our planned drilling in existing or emerging resource plays using some of the latest available horizontal drilling and completion techniques is subject to drilling and completion risks and may not meet our expectations for reserves or production;

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  the uncertainties associated with acquisitions, divestitures, joint ventures, farm-downs, farm-outs and similar transactions with respect to certain assets, including whether such transactions will be consummated or completed in the form or timing and for the value that we anticipate;

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  the uncertainties associated with enhanced recovery methods;

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  our commodity derivative contracts may result in financial losses or may limit the prices we receive for oil, gas, and NGL sales;

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  the inability of one or more of our service providers, customers, or contractual counterparties to meet their obligations;

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  our ability to deliver required quantities of crude oil, natural gas, natural gas liquids or water to contractual counterparties;

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  price declines or unsuccessful exploration efforts resulting in write-downs of our asset carrying values;

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  the impact that depressed oil, gas, or NGL prices could have on the borrowing capacity under our Fifth Amended and Restated Credit Agreement;

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  the possibility our amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions, and make it more difficult for us to make payments on our debt;

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  the possibility that covenants in our Fifth Amended and Restated Credit Agreement or the indentures governing our senior notes or senior convertible notes may limit our discretion in the operation of our business, prohibit us from engaging in beneficial transactions, or lead to the accelerated payment of our debt;

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  operating and environmental risks and hazards that could result in substantial losses;

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  the impact of seasonal weather conditions and lease stipulations on our ability to conduct drilling activities;

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  our ability to acquire adequate supplies of water and dispose of or recycle water we use at a reasonable cost in accordance with environmental and other applicable rules;

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  complex laws and regulations, including environmental regulations, that result in substantial costs and other risks;

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  the availability and capacity of gathering, transportation, processing, and/or refining facilities;

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  our ability to sell and/or receive market prices for our oil, gas, and NGLs;

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  new technologies may cause our current exploration and drilling methods to become obsolete;

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  the possibility of security threats, including terrorist attacks and cybersecurity breaches, against, or otherwise impacting, our facilities and systems; and

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  litigation, environmental matters, the potential impact of legislation and government regulations, and the use of management estimates regarding such matters.

        We caution you that forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this prospectus speak as of the filing date of this prospectus. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

RISK FACTORS

        An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read the information under the caption "Cautionary Statement Regarding Forward-Looking Statements."

USE OF PROCEEDS

        All shares of common stock offered under this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

        Information about the selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. The selling stockholders may include certain of our affiliates.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 200,000,000 shares of capital stock, par value $0.01 per share. As of March 1, 2017, there were 111,257,806 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

        Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by the selling stockholders under this prospectus will be, when issued and paid for, fully paid and non-assessable.

        Delaware corporate law and the Company's certificate of incorporation and by-laws contain provisions that may have the effect of delaying or preventing a change of control of the Company or its management. These provisions, among other things, provide for non-cumulative voting in the election of members of the Board of Directors and impose procedural requirements on stockholders who wish to make nominations for the election of directors or propose other actions at stockholder meetings.

        The Company's certificate of incorporation provides that authorized but unissued shares of common stock are available for future issuance without stockholder approval, subject to various limitations imposed by the NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

        In addition, the Delaware General Corporation Law (the "DGCL"), which applies to the Company as a corporation organized in the State of Delaware, imposes restrictions on business combinations with interested parties. Section 203 of the DGCL, an anti-takeover law, prevents Delaware corporations under certain circumstances from engaging in a "business combination" with an "interested stockholder" (generally, a holder of 15% or more of the outstanding voting stock of the corporation). A "business combination" includes a merger or sale of 10% or more of a company's assets. However, the provisions of Section 203 do not apply if (1) the board of directors approves the transaction; (2) after the completion of the transaction that resulted in the stockholder becoming an "interested stockholder," that stockholder owned at least 85% of the company's voting stock outstanding at the time the transaction commenced, excluding shares owned by officers and directors and certain employee benefit plans; or (3) on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder." These provisions of Delaware law and our certificate of incorporation and by-laws may have the effect of delaying, deferring or preventing a change in control of the Company, even if the change in control might be beneficial to Company stockholders.

        Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (1) for any breach of a director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derives an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of directors' liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation and by-laws also contain provisions to indemnify our directors and officers to the fullest extent permitted by DGCL. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers. We believe that these the provisions in our certificate of incorporation and by-laws are necessary to attract and retain qualified persons as directors and officers.

Transfer agent and registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

Registration Rights Agreement

        On December 21, 2016, we entered into a registration rights agreement with QStar LLC and RRP-QStar, LLC (the "Registration Rights Agreement"). Certain members of management of QStar LLC also entered into a joinder to the Registration Rights Agreement. As of March 1, 2017, to our knowledge, the parties to the Registration Rights Agreement collectively owned approximately 13,385,949 shares of our common stock.

        The parties to the Registration Rights Agreement are entitled to certain rights with respect to registration of shares of our common stock, or registrable securities, under the Securities Act. The holders of these registrable securities will possess the registration rights contained in the Registration Rights Agreement that are described in additional detail below.

Shelf Registration and Demand Registration Rights

        Under the Registration Rights Agreement, we agreed to prepare, file and use commercially reasonable efforts to cause to become effective a shelf registration statement no later than March 21, 2017 that registers for resale the registrable securities owned by the holders of such securities under the Securities Act. Until the earlier of (i) three years after the effective date of the shelf registration statement or (ii) such time as the registrable securities cease to be registrable securities or we are no longer eligible to maintain a shelf registration statement, we also agreed to use our commercially reasonable efforts to keep current and effective a shelf registration statement.

        Under the Registration Rights Agreement, at any time after March 21, 2017, upon the written request of any one or more of the holders of registrable securities to register all or part of their registrable securities in an underwritten offering on a registration statement under the Securities Act that is reasonably expected to result in proceeds in excess of $75 million in the aggregate, we will be obligated to register the sale of all registrable securities that holders may request in writing to be registered within five business days of the mailing of a notice by us of such registration to all holders of registrable securities. We are not required to effect an underwritten shelf takedown within 90 days after the closing of any underwritten offering by the Company, more than two underwritten shelf takedown offerings per calendar year and more than four underwritten shelf takedown offerings in the aggregate. The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by holders.

Piggyback Registration Rights

        If we register any of our equity securities under the Securities Act for sale to the public, we will be required to register all registrable securities that the holders of such securities request in writing to be registered within 20 days (or one business day in the case of an overnight underwritten offering or bought deal) of mailing of notice by us to all holders of the proposed registration, subject to certain exceptions. This right, however, does not apply to a registration statement on Form S-8 or any similar successor form, a registration statement on Form S-4, a demand registration or any other registration where the form of registration statement does not permit the registration of registrable securities. The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by holders.

        Our obligation to effect or maintain a shelf or piggyback registration required by the Registration Rights Agreement is subject to the implementation of customary blackout and suspension periods.

Registration Expenses

        We are required to pay all expenses incurred in connection with each of the registrations described above, except for underwriting discounts and commissions.

Expiration of Registration Rights

        The registration rights described above will terminate as to any stockholder as such time as the stockholder no longer holds shares of our common stock that constitute registrable securities.

PLAN OF DISTRIBUTION

        The selling stockholders may sell the common stock offered by this prospectus and the accompanying prospectus supplement:

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  through agents;

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  through underwriters or dealers;

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  directly to one or more purchasers, including existing stockholders; or

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  any combination of the foregoing methods.

        We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the common stock and the proceeds to the selling stockholders from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents and any delayed delivery arrangements. If the shares of common stock are sold through agents, underwriters or dealers, the selling stockholders will be responsible for underwriting discounts or commissions.

By Agents

        Common stock offered by the selling stockholders pursuant to this prospectus supplement and the accompanying prospectus may be sold through agents designated by such selling stockholders. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

By Underwriters or Dealers

        If underwriters are used in the sale, the offered common stock will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the common stock offered by a prospectus supplement if any of the common stock is purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

        The common stock offered by the selling stockholders pursuant to this prospectus may also be sold directly by such selling stockholders. In this case, no underwriters or agents would be involved. The selling stockholders may sell the common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of the common stock. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

        The selling stockholders may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered common stock providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered common stock will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

Types of Transactions

        The distribution of the common stock may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, at negotiated prices or otherwise. These sales may be effected in transactions, which may involve, without limitation:

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  crosses or block transactions:

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  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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  through the writing of options, whether such options are listed on an options exchange or otherwise;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  short sales;

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  the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  sales pursuant to Rule 144 under the Securities Act;

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  broker-dealers agreeing with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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  underwritten offerings;

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  a combination of any such methods of sale; and

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  any other method permitted pursuant to applicable law.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered common stock may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the selling stockholders and any profit on the resale of the offered common stock by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        Any underwriters or agents to or through whom shares of common stock are sold by the selling stockholders for public offering and sale may make a market in such common stock, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such common stock.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, the selling stockholders, us or our subsidiaries in the ordinary course of their businesses.

        The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

        The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under such prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

        Each selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an "underwriter" within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus supplement. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. If any selling stockholder is deemed to be an underwriter, such selling stockholder may be subject to certain statutory liabilities under the Securities Act and other applicable securities laws.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

        In connection with offerings of common stock under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the common stock at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the common stock for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the common stock, the underwriters, brokers or dealers may place bids for the common stock or effect purchases of the common stock in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the common stock in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed common stock in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

        We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with federal securities or state "blue sky" or securities laws; provided, however, that a selling stockholder will pay all discounts, commissions and fees, if any, to underwriters, selling brokers, dealer managers and similar professionals. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act or the Exchange Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in the prospectus supplement, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

        We have agreed with the selling stockholders who hold shares covered by the Registration Rights Agreement to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) three years after the effective date or (ii) such time as the registrable securities cease to be registrable securities or we are no longer eligible to maintain a shelf registration statement.

        Once sold under this registration statement, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

 LEGAL MATTERS

        Certain legal matters in connection with the common stock will be passed upon for us by Holland & Hart LLP, by legal counsel named in the prospectus supplement or for the selling stockholders and for any underwriters by legal counsel named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of SM Energy Company and subsidiaries appearing in SM Energy Company's Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of SM Energy Company and subsidiaries' internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to our proved oil and gas reserves referred to and incorporated by reference herein is based in part upon the audit of our proved reserve estimates by Ryder Scott Company, L.P., a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firm as experts in petroleum engineering.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549-2521. Please call 1-800-732-0330 for further information concerning the operation of the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Unless specifically listed under "Incorporation by Reference" below, the information contained on the SEC web site is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

        We make available free of charge on or through our Internet website, http://www.sm-energy.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus and does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

        We "incorporate by reference" in this prospectus certain documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including that information in this prospectus by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed "filed" with the SEC, will automatically update information that we previously filed with the SEC, and may replace information in this prospectus and information that we previously filed with the SEC. We incorporate by reference the following documents in this prospectus, which you should review in connection with this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017;

  •
  our Current Reports on Form 8-K filed with the SEC on January 6, 2017 (as amended by Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on January 9, 2017), March 6, 2017, and March 14, 2017 (excluding any information furnished pursuant to Items 7.01 or 9.01 on any Current Report on Form 8-K); and

  •
  the description of our common stock contained in our Form 8-A (File No. 001-31539) filed with the SEC on November 16, 2002, as amended by that Form 8-A/A (File No. 001-31539) filed with the SEC on August 8, 2016, including any future amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        We also incorporate by reference each of the documents that we file with the SEC (excluding any portion of those filings furnished under Items 2.02, 7.01 or 9.01 of Form 8-K or other information furnished to the SEC) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this registration statement. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

        We will provide, at no cost to you, a copy of all documents incorporated by reference into this prospectus to each person, including any beneficial owner, to whom we deliver this prospectus, upon written or oral request. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Investor Relations
SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
information@sm-energy.com

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the common stock being registered, other than underwriting discounts and commissions to be paid by the selling stockholders.

Amount to be Paid
SEC registration fee		32,223.24
Legal fees and expenses			*
Accounting fees and expenses			*
Blue sky fees			*
Printing fees			*
Miscellaneous			*
Total	$		*

*
These fees and expenses will be calculated based on the common stock offering and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Except to the extent indicated below, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of SM Energy is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

        Article FIFTEENTH of SM Energy's restated certificate of incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. This provision and Delaware law provide that the provision does not eliminate or limit liability:

  •
  for any breach of the director's duty of loyalty to SM Energy or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper benefit.

        Section 145 of the Delaware General Corporation Law permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnification for such expenses as the court deems proper. Article FOURTEENTH of SM Energy's restated certificate of incorporation provides for such indemnification.

        Section 145 of the Delaware General Corporation Law also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such person against such liabilities under the provisions of such sections. SM Energy has purchased such insurance.

        Section 145 of the Delaware General Corporation Law further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Article FOURTEENTH of SM Energy's restated certificate of incorporation and Section 19 of SM Energy's by-laws contain provisions regarding indemnification that parallel those described above.

Item 16.    Exhibits and Financial Statement Schedules.

(a) Exhibits.

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

3.1	**	Restated Certificate of Incorporation of SM Energy Company, as amended through June 1, 2010 (filed as Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and incorporated herein by reference)

3.2	**	Amended and Restated By-Laws of SM Energy Company effective as of February 21, 2017 (filed as Exhibit 3.2 to the registrant's Annual Report on Form 10-K filed on February 23, 2017, and incorporated herein by reference)

4.1	**	Form of Common Stock Certificate (filed as Exhibit 4.1 to the registrant's Form 8-A/A filed on August 8, 2016, and incorporated herein by reference)

4.2	**	Lock-Up and Registration Rights Agreement, dated as of December 21, 2016, by and between SM Energy Company, QStar LLC and RRP-QStar, LLC (filed as Exhibit 4.13 to the registrant's Annual Report on Form 10-K filed on February 23, 2017, and incorporated herein by reference)

5.1	***	Opinion of Holland & Hart LLP with respect to common stock

23.1	***	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	***	Consent of Holland & Hart LLP (included in Exhibit 5.1)

23.3	***	Consent of Independent Petroleum Engineers and Geologists, Ryder Scott Company, L.P.

24.1	***	Power of Attorney (included on signature page of this registration statement).

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K of SM Energy Company.

**
Previously filed.

***
Filed herewith.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5.     That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 21, 2017.

SM ENERGY COMPANY
By:	/s/ JAVAN D. OTTOSON Javan D. Ottoson President, Chief Executive Officer and Director

GENERAL POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Javan D. Ottoson, A. Wade Pursell and David W. Copeland, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, and each with full power to act alone, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAVAN D. OTTOSON Javan D. Ottoson	President, Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2017
/s/ A. WADE PURSELL A. Wade Pursell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 21, 2017
/s/ MARK T. SOLOMON Mark T. Solomon	Vice President, Controller and Assistant Secretary (Principal Accounting Officer)	March 21, 2017
/s/ WILLIAM D. SULLIVAN William D. Sullivan	Chairman of the Board of Directors	March 21, 2017
/s/ LARRY W. BICKLE Larry W. Bickle	Director	March 21, 2017

Signature	Title	Date

/s/ STEPHEN R. BRAND Stephen R. Brand	Director	March 21, 2017
/s/ LOREN M. LEIKER Loren M. Leiker	Director	March 21, 2017
/s/ RAMIRO G. PERU Ramiro G. Peru	Director	March 21, 2017
/s/ JULIO M. QUINTANA Julio M. Quintana	Director	March 21, 2017
/s/ ROSE M. ROBESON Rose M. Robeson	Director	March 21, 2017

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

3.1	**	Restated Certificate of Incorporation of SM Energy Company, as amended through June 1, 2010 (filed as Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and incorporated herein by reference)

3.2	**	Amended and Restated By-Laws of SM Energy Company effective as of February 21, 2017 (filed as Exhibit 3.2 to the registrant's Annual Report on Form 10-K filed on February 23, 2017, and incorporated herein by reference)

4.1	**	Form of Common Stock Certificate (filed as Exhibit 4.1 to the registrant's Form 8-A/A filed on August 8, 2016, and incorporated herein by reference)

4.2	**	Lock-Up and Registration Rights Agreement, dated as of December 21, 2016, by and between SM Energy Company, QStar LLC and RRP-QStar, LLC (filed as Exhibit 4.13 to the registrant's Annual Report on Form 10-K filed on February 23, 2017, and incorporated herein by reference)

5.1	***	Opinion of Holland & Hart LLP with respect to common stock

23.1	***	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	***	Consent of Holland & Hart LLP (included in Exhibit 5.1)

23.3	***	Consent of Independent Petroleum Engineers and Geologists, Ryder Scott Company, L.P.

24.1	***	Power of Attorney (included on signature page of this registration statement).

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K of SM Energy Company.

**
Previously filed.

***
Filed herewith.